Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT

 John Moss

 VP, Director of Marketing & Client Experience

 717-747-1520

 jmoss@peoplesbanknet.com

PEOPLESBANK AND DRIVER MANAGEMENT END COOPERATION AGREEMENT

York, PA (October 31, 2023) – PeoplesBank, A Codorus Valley Company, and Driver Management Company LLC and its affiliates (collectively, “Driver Management”), have jointly announced the conclusion of their cooperation agreement, effective October 30, 2023. This amicable decision marks the end of a period of collaboration and opens new chapters for both parties.

Craig L. Kauffman, President and CEO of PeoplesBank, expressed the bank's appreciation for the valuable contributions of Driver Management during the period of cooperation, saying, "We are grateful for Driver Management's commitment to our bank and its shareholders. The insights and recommendations shared have been integral in our pursuit of growth and innovation."

The full text of the filing can be found at https://ir.peoplesbanknet.com/filings/Docs/default.aspx.

For media inquiries or further information, please contact:

John Moss

Director of Marketing

717-747-1520

jmoss@peoplesbanknet.com

ABOUT PEOPLESBANK, A CODORUS VALLEY COMPANY

With assets of over $2 billion, PeoplesBank, A Codorus Valley Company, is a wholly owned subsidiary of Codorus Valley Bancorp, Inc., the largest independent financial institution headquartered in York County, Pennsylvania. PeoplesBank offers a full range of consumer, business, wealth management, and mortgage services at financial centers located in communities throughout South Central Pennsylvania and Central Maryland. For more information, visit www.peoplesbanknet.com. (NASDAQ: CVLY)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of the management of Codorus Valley Bancorp, Inc. and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Codorus Valley Bancorp, Inc.’s actual results to differ materially from those described in the forward-looking statements can be found in Codorus Valley Bancorp Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022, in the sections entitled “Cautionary Note Regarding Forward-Looking Statements and Summary of Risk Factors,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in its current and periodic reports that are, or will be, filed with the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at www.sec.gov or in the Investor Relations section of the Codorus Valley Bancorp Inc.’s website at www.peoplesbanknet.com. Codorus Valley Bancorp, Inc. undertakes no obligation, other than as required by law, to update or revise any forward-looking statements to reflect new information, future events or other circumstances.

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